Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2022 EARNINGS

News Summary:

•	Cisco ended fiscal 2022 with Q4 revenue at $13.1 billion, flat year over year and fiscal year revenue of $51.6 billion, up 3% year over year

•	Strong demand with record full year product orders and backlog

•	Progress on business model transformation with total Annualized Recurring Revenue (ARR) at $22.9 billion in the fourth quarter of fiscal 2022, up 8% year over year

•	Q4 FY 2022 Results:

•	Revenue: $13.1 billion

•	Flat year over year

•	Earnings per Share: GAAP: $0.68; Non-GAAP: $0.83

•	GAAP EPS decreased (4)% year over year

•	Non-GAAP EPS decreased (1)% year over year

•	FY 2022 Results:

•	Revenue: $51.6 billion

•	Increase of 3% year over year

•	Earnings per Share: GAAP: $2.82; Non-GAAP: $3.36

•	GAAP EPS increased 13% year over year

•	Non-GAAP EPS increased 4% year over year

•	Q1 FY 2023 Guidance:

•	Revenue: 2% to 4% growth year over year

•	Earnings per Share: GAAP: $0.64 to $0.68; Non-GAAP: $0.82 to $0.84

•	FY 2023 Guidance:

•	Revenue: 4% to 6% growth year over year

•	Earnings per Share: GAAP: $2.77 to $2.88; Non-GAAP: $3.49 to $3.56

SAN JOSE, Calif. — August 17, 2022 — Cisco today reported fourth quarter and fiscal year results for the period ended July 30, 2022. Cisco reported fourth quarter revenue of $13.1 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.8 billion or $0.68 per share, and non-GAAP net income of $3.4 billion or $0.83 per share.

“We had a strong end to our fiscal year thanks to our Q4 performance. Our teams executed well in the midst of an incredibly dynamic environment, resulting in the highest full year non-GAAP earnings per share in the history of the company,” said Chuck Robbins, chair and CEO of Cisco. “Full year product orders and backlog are both at record highs and reflect the strong demand we continue to see for our innovation and the overall value we bring to our customers as they accelerate their digital transformation.”

“Total revenue exceeded our expectations in Q4, as a result of our strong execution and the numerous initiatives we have taken to reduce the impact of the global supply situation,” said Scott Herren, CFO of Cisco. “Our operational discipline is reflected in our healthy operating margin and strong cash flow generation, enabling us to return nearly $4 billion to our shareholders in Q4. And we continue to make good progress in our business model transformation with RPO of over $31 billion, which, coupled with our record backlog, provide us with substantial visibility and confidence in our future revenue.”

Q4 GAAP Results

	Q4 FY 2022	Q4 FY 2021	Vs. Q4 FY 2021
Revenue	$13.1 billion	$13.1 billion	—%
Net Income	$2.8 billion	$3.0 billion	(6)%
Diluted Earnings per Share (EPS)	$0.68	$0.71	(4)%

Q4 Non-GAAP Results

	Q4 FY 2022	Q4 FY 2021	Vs. Q4 FY 2021
Net Income	$3.4 billion	$3.6 billion	(3)%
EPS	$0.83	$0.84	(1)%

Fiscal Year GAAP Results

	FY 2022	FY 2021	Vs. FY 2021
Revenue	$51.6 billion	$49.8 billion	3%
Net Income	$11.8 billion	$10.6 billion	12%
EPS	$2.82	$2.50	13%

Fiscal Year Non-GAAP Results

	FY 2022	FY 2021	Vs. FY 2021
Net Income	$14.1 billion	$13.6 billion	3%
EPS	$3.36	$3.22	4%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q4 FY 2022 Highlights

Revenue — Total revenue was flat at $13.1 billion, with both product revenue and service revenue flat year over year. Revenue by geographic segment was: Americas down 3%, EMEA up 8%, and APJC down 2%. Product revenue performance was led by growth in End-to-End Security up 20%, Optimized Application Experiences up 8%, and Collaboration up 2%. Secure, Agile Networks was down 1% and Internet for the Future was down 10%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 61.3%, 59.1%, and 67.5%, respectively, as compared with 63.6%, 62.7%, and 66.2%, respectively, in the fourth quarter of fiscal 2021.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 63.3%, 61.3%, and 69.0%, respectively, as compared with 65.6%, 65.0%, and 67.4%, respectively, in the fourth quarter of fiscal 2021.

Total gross margins by geographic segment were: 62.6% for the Americas, 64.4% for EMEA and 63.6% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.6 billion, down 4%, and were 35.0% of revenue. Non-GAAP operating expenses were $4.1 billion, down 4%, and were 30.9% of revenue.

Operating Income — GAAP operating income was $3.4 billion, down 4%, with GAAP operating margin of 26.2%. Non-GAAP operating income was $4.2 billion, down 4%, with non-GAAP operating margin at 32.4%.

Provision for Income Taxes — The GAAP tax provision rate was 17.6%. The non-GAAP tax provision rate was 18.5%.

Net Income and EPS — On a GAAP basis, net income was $2.8 billion, a decrease of 6%, and EPS was $0.68, a decrease of 4%. On a non-GAAP basis, net income was $3.4 billion, a decrease of 3%, and EPS was $0.83, a decrease of 1%.

Cash Flow from Operating Activities — $3.7 billion for the fourth quarter of fiscal 2022, a decrease of 18% compared with $4.5 billion for the fourth quarter of fiscal 2021.

FY 2022 Highlights

Revenue — Total revenue was $51.6 billion, an increase of 3%.

Net Income and EPS — On a GAAP basis, net income was $11.8 billion, an increase of 12%, and EPS was $2.82, an increase of 13%. On a non-GAAP basis, net income was $14.1 billion, an increase of 3% compared to fiscal 2021, and EPS was $3.36, an increase of 4%.

Cash Flow from Operating Activities — $13.2 billion for fiscal 2022, a decrease of 14% compared with fiscal 2021.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $19.3 billion at the end of the fourth quarter of fiscal 2022, compared with $20.1 billion at the end of the third quarter of fiscal 2022, and compared with $24.5 billion at the end of fiscal 2021.

Remaining Performance Obligations (RPO) — $31.5 billion, up 2% in total, with 54% of this amount to be recognized as revenue over the next 12 months. Product RPO were up 6% and service RPO were down 1%.

Deferred Revenue — $23.3 billion, up 5% in total, with deferred product revenue up 11%. Deferred service revenue was up 1%.

Capital Allocation — In the fourth quarter of fiscal 2022, we returned $4.0 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.38 per common share, or $1.6 billion, and repurchased approximately 54 million shares of common stock under our stock repurchase program at an average price of $44.02 per share for an aggregate purchase price of $2.4 billion. The remaining authorized amount for stock repurchases under the program is $15.2 billion with no termination date.

Guidance

Cisco expects to achieve the following results for the first quarter of fiscal 2023:

Q1 FY 2023
Revenue	2% - 4% growth Y/Y
Non-GAAP gross margin rate	63% - 64%
Non-GAAP operating margin rate	31.5% - 32.5%
Non-GAAP EPS	$0.82 - $0.84

Cisco estimates that GAAP EPS will be $0.64 to $0.68 for the first quarter of fiscal 2023.

Cisco expects to achieve the following results for fiscal 2023:

FY 2023
Revenue	4% - 6% growth Y/Y
Non-GAAP EPS	$3.49 - $3.56

Cisco estimates that GAAP EPS will be $2.77 to $2.88 for fiscal 2023.

Our Q1 FY 2023 and FY 2023 guidance assumes an effective tax provision rate of 19% for GAAP and non-GAAP results.

A reconciliation between the Guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q4 fiscal year 2022 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, August 17, 2022 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, August 17, 2022 to 4:00 p.m. Pacific Time, August 24, 2022 at 1-866-517-3736 (United States) or 1-203-369-2047 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 17, 2022. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
REVENUE:
Product	$9,688	$9,716	$38,018	$36,014
Service	3,414	3,410	13,539	13,804

Total revenue	13,102	13,126	51,557	49,818

COST OF SALES:
Product	3,966	3,628	14,814	13,300
Service	1,111	1,154	4,495	4,624

Total cost of sales	5,077	4,782	19,309	17,924

GROSS MARGIN	8,025	8,344	32,248	31,894
OPERATING EXPENSES:
Research and development	1,682	1,713	6,774	6,549
Sales and marketing	2,349	2,448	9,085	9,259
General and administrative	489	521	2,101	2,152
Amortization of purchased intangible assets	73	79	313	215
Restructuring and other charges	(2)	8	6	886

Total operating expenses	4,591	4,769	18,279	19,061

OPERATING INCOME	3,434	3,575	13,969	12,833
Interest income	129	130	476	618
Interest expense	(93)	(98)	(360)	(434)
Other income (loss), net	(54)	128	392	245

Interest and other income (loss), net	(18)	160	508	429

INCOME BEFORE PROVISION FOR INCOME TAXES	3,416	3,735	14,477	13,262
Provision for income taxes	601	726	2,665	2,671

NET INCOME	$2,815	$3,009	$11,812	$10,591

Net income per share:
Basic	$0.68	$0.71	$2.83	$2.51

Diluted	$0.68	$0.71	$2.82	$2.50

Shares used in per-share calculation:
Basic	4,128	4,216	4,170	4,222

Diluted	4,137	4,238	4,192	4,236

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 30, 2022
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$7,470	(3)%	$29,814	2%
EMEA	3,577	8%	13,715	6%
APJC	2,055	(2)%	8,027	4%

Total	$13,102	—%	$51,557	3%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 30, 2022
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	62.6%	64.1%
EMEA	64.4%	65.4%
APJC	63.6%	65.3%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 30, 2022
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Secure, Agile Networks	$6,094	(1)%	$23,829	5%
Internet for the Future	1,257	(10)%	5,278	17%
Collaboration	1,164	2%	4,472	(5)%
End-to-End Security	984	20%	3,699	9%
Optimized Application Experiences	185	8%	729	11%
Other Products	3	(22)%	11	(29)%

Total Product	9,688	—%	38,018	6%
Services	3,414	—%	13,539	(2)%

Total	$13,102	—%	$51,557	3%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 30, 2022	July 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$7,079	$9,175
Investments	12,188	15,343
Accounts receivable, net of allowance of $83 at July 30, 2022 and $109 at July 31, 2021	6,622	5,766
Inventories	2,568	1,559
Financing receivables, net	3,905	4,380
Other current assets	4,355	2,889

Total current assets	36,717	39,112
Property and equipment, net	1,997	2,338
Financing receivables, net	4,009	4,884
Goodwill	38,304	38,168
Purchased intangible assets, net	2,569	3,619
Deferred tax assets	4,449	4,360
Other assets	5,957	5,016

TOTAL ASSETS	$94,002	$97,497

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,099	$2,508
Accounts payable	2,281	2,362
Income taxes payable	961	801
Accrued compensation	3,316	3,818
Deferred revenue	12,784	12,148
Other current liabilities	5,199	4,620

Total current liabilities	25,640	26,257
Long-term debt	8,416	9,018
Income taxes payable	7,725	8,538
Deferred revenue	10,480	10,016
Other long-term liabilities	1,968	2,393

Total liabilities	54,229	56,222

Total equity	39,773	41,275

TOTAL LIABILITIES AND EQUITY	$94,002	$97,497

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 30, 2022	July 31, 2021
Cash flows from operating activities:
Net income	$11,812	$10,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,957	1,862
Share-based compensation expense	1,886	1,761
Provision (benefit) for receivables	55	(6)
Deferred income taxes	(309)	(384)
(Gains) losses on divestitures, investments and other, net	(453)	(354)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(1,009)	(107)
Inventories	(1,030)	(244)
Financing receivables	1,241	1,577
Other assets	(1,615)	(797)
Accounts payable	(55)	(53)
Income taxes, net	(690)	(549)
Accrued compensation	(427)	643
Deferred revenue	1,328	1,560
Other liabilities	535	(46)

Net cash provided by operating activities	13,226	15,454

Cash flows from investing activities:
Purchases of investments	(6,070)	(9,328)
Proceeds from sales of investments	2,660	3,373
Proceeds from maturities of investments	5,686	8,409
Acquisitions, net of cash and cash equivalents acquired and divestitures	(373)	(7,038)
Purchases of investments in privately held companies	(186)	(175)
Return of investments in privately held companies	237	194
Acquisition of property and equipment	(477)	(692)
Proceeds from sales of property and equipment	91	28
Other	(15)	(56)

Net cash provided by (used in) investing activities	1,553	(5,285)

Cash flows from financing activities:
Issuances of common stock	660	643
Repurchases of common stock - repurchase program	(7,689)	(2,877)
Shares repurchased for tax withholdings on vesting of restricted stock units	(692)	(636)
Short-term borrowings, original maturities of 90 days or less, net	606	(5)
Issuances of debt	1,049	—
Repayments of debt	(3,550)	(3,000)
Dividends paid	(6,224)	(6,163)
Other	(302)	(1)

Net cash used in financing activities	(16,142)	(12,039)

Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,363)	(1,870)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of fiscal year	9,942	11,812

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of fiscal year	$8,579	$9,942

Supplemental cash flow information:
Cash paid for interest	$355	$438
Cash paid for income taxes, net	$3,663	$3,604

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	July 30, 2022		April 30, 2022		July 31, 2021
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$14,090	6%	$13,416	13%	$13,270	18%
Service	17,449	(1)%	16,789	3%	17,623	3%

Total	$31,539	2%	$30,205	7%	$30,893	9%

We expect 54% of total RPO at July 30, 2022 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 30, 2022	April 30, 2022	July 31, 2021
Deferred revenue:
Product	$10,427	$9,835	$9,416
Service	12,837	12,458	12,748

Total	$23,264	$22,293	$22,164

Reported as:
Current	$12,784	$12,249	$12,148
Noncurrent	10,480	10,044	10,016

Total	$23,264	$22,293	$22,164

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2022
July 30, 2022	$0.38	$1,567	54	$44.02	$2,402	$3,969
April 30, 2022	$0.38	$1,555	5	$54.20	$252	$1,807
January 29, 2022	$0.37	$1,541	82	$58.36	$4,824	$6,365
October 30, 2021	$0.37	$1,561	5	$56.49	$256	$1,817
Fiscal 2021
July 31, 2021	$0.37	$1,562	15	$53.30	$791	$2,353
May 1, 2021	$0.37	$1,560	10	$48.71	$510	$2,070
January 23, 2021	$0.36	$1,521	19	$42.82	$801	$2,322
October 24, 2020	$0.36	$1,520	20	$40.44	$800	$2,320

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Fiscal Year Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
GAAP net income	$2,815	$3,009	$11,812	$10,591
Adjustments to cost of sales:
Share-based compensation expense	78	67	311	275
Amortization of acquisition-related intangible assets	162	199	733	698
Acquisition-related/divestiture costs	24	1	27	4
Russia-Ukraine war costs	2	—	7	—
Legal and indemnification settlements/charges	—	—	—	43

Total adjustments to GAAP cost of sales	266	267	1,078	1,020

Adjustments to operating expenses:
Share-based compensation expense	401	357	1,574	1,460
Amortization of acquisition-related intangible assets	73	79	328	215
Acquisition-related/divestiture costs	45	109	306	288
Russia-Ukraine war costs	22	—	84	—
Significant asset impairments and restructurings	(2)	8	6	886

Total adjustments to GAAP operating expenses	539	553	2,298	2,849

Adjustments to interest and other income (loss), net:
Acquisition-related/divestiture costs	—	—	—	4
(Gains) and losses on equity investments	—	(154)	(478)	(285)

Total adjustments to GAAP interest and other income (loss), net	—	(154)	(478)	(281)

Total adjustments to GAAP income before provision for income taxes	805	666	2,898	3,588

Income tax effect of non-GAAP adjustments	(181)	(199)	(616)	(702)
Significant tax matters	—	76	—	159

Total adjustments to GAAP provision for income taxes	(181)	(123)	(616)	(543)

Non-GAAP net income	$3,439	$3,552	$14,094	$13,636

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Fiscal Year Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
GAAP EPS	$0.68	$0.71	$2.82	$2.50
Adjustments to GAAP:
Share-based compensation expense	0.12	0.10	0.45	0.41
Amortization of acquisition-related intangible assets	0.06	0.07	0.25	0.22
Acquisition-related/divestiture costs	0.02	0.03	0.08	0.07
Russia-Ukraine war costs	0.01	—	0.02	—
Legal and indemnification settlements/charges	—	—	—	0.01
Significant asset impairments and restructurings	—	—	—	0.21
(Gains) and losses on equity investments	—	(0.04)	(0.11)	(0.07)
Income tax effect of non-GAAP adjustments	(0.04)	(0.05)	(0.15)	(0.17)
Significant tax matters	—	0.02	—	0.04

Non-GAAP EPS	$0.83	$0.84	$3.36	$3.22

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	July 30, 2022
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,722	$2,303	$8,025	$4,591	(4)%	$3,434	(4)%	$(18)	$2,815	(6)%
% of revenue	59.1%	67.5%	61.3%	35.0%		26.2%		(0.1)%	21.5%
Adjustments to GAAP amounts:
Share-based compensation expense	28	50	78	401		479		—	479
Amortization of acquisition-related intangible assets	162	—	162	73		235		—	235
Acquisition/divestiture-related costs	24	—	24	45		69		—	69
Russia-Ukraine war costs	—	2	2	22		24		—	24
Significant asset impairments and restructurings	—	—	—	(2)		(2)		—	(2)
(Gains) and losses on equity investments	—	—	—	—		—		—	—
Income tax effect/significant tax matters	—	—	—	—		—		—	(181)

Non-GAAP amount	$5,936	$2,355	$8,291	$4,052	(4)%	$4,239	(4)%	$(18)	$3,439	(3)%

% of revenue	61.3%	69.0%	63.3%	30.9%		32.4%		(0.1)%	26.2%

	Three Months Ended
	July 31, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,088	$2,256	$8,344	$4,769	$3,575	$160	$3,009
% of revenue	62.7%	66.2%	63.6%	36.3%	27.2%	1.2%	22.9%
Adjustments to GAAP amounts:
Share-based compensation expense	24	43	67	357	424	—	424
Amortization of acquisition-related intangible assets	199	—	199	79	278	—	278
Acquisition/divestiture-related costs	1	—	1	109	110	—	110
Significant asset impairments and restructurings	—	—	—	8	8	—	8
(Gains) and losses on equity investments	—	—	—	—	—	(154)	(154)
Income tax effect/significant tax matters	—	—	—	—	—	—	(123)

Non-GAAP amount	$6,312	$2,299	$8,611	$4,216	$4,395	$6	$3,552

% of revenue	65.0%	67.4%	65.6%	32.1%	33.5%	—%	27.1%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Fiscal Year Ended
	July 30, 2022
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$23,204	$9,044	$32,248	$18,279	(4)%	$13,969	9%	$508	$11,812	12%
% of revenue	61.0%	66.8%	62.5%	35.5%		27.1%		1.0%	22.9%
Adjustments to GAAP amounts:
Share-based compensation expense	112	199	311	1,574		1,885		—	1,885
Amortization of acquisition-related intangible assets	733	—	733	328		1,061		—	1,061
Acquisition/divestiture-related costs	27	—	27	306		333		—	333
Russia-Ukraine war costs	4	3	7	84		91		—	91
Significant asset impairments and restructurings	—	—	—	6		6		—	6
(Gains) and losses on equity investments	—	—	—	—		—		(478)	(478)
Income tax effect/significant tax matters	—	—	—	—		—		—	(616)

Non-GAAP amount	$24,080	$9,246	$33,326	$15,981	(1)%	$17,345	4%	$30	$14,094	3%

% of revenue	63.3%	68.3%	64.6%	31.0%		33.6%		0.1%	27.3%

	Fiscal Year Ended
	July 31, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$22,714	$9,180	$31,894	$19,061	$12,833	$429	$10,591
% of revenue	63.1%	66.5%	64.0%	38.3%	25.8%	0.9%	21.3%
Adjustments to GAAP amounts:
Share-based compensation expense	99	176	275	1,460	1,735	—	1,735
Amortization of acquisition-related intangible assets	698	—	698	215	913	—	913
Acquisition/divestiture-related costs	3	1	4	288	292	4	296
Legal and indemnification settlements/charges	43	—	43	—	43	—	43
Significant asset impairments and restructurings	—	—	—	886	886	—	886
(Gains) and losses on equity investments	—	—	—	—	—	(285)	(285)
Income tax effect/significant tax matters	—	—	—	—	—	—	(543)

Non-GAAP amount	$23,557	$9,357	$32,914	$16,212	$16,702	$148	$13,636

% of revenue	65.4%	67.8%	66.1%	32.5%	33.5%	0.3%	27.4%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
GAAP effective tax rate	17.6%	19.4%	18.4%	20.1%
Total adjustments to GAAP provision for income taxes	0.9%	(0.1)%	0.5%	(1.0)%

Non-GAAP effective tax rate	18.5%	19.3%	18.9%	19.1%

GAAP TO NON-GAAP GUIDANCE

Q1 FY 2023	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	61% - 62%	25.5% - 26.5%	$0.64 - $0.68
Estimated adjustments for:
Share-based compensation expense	1.0%	4.0%	$0.10 - $0.11
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	2.0%	$0.06 - $0.07

Non-GAAP	63% - 64%	31.5% - 32.5%	$0.82 - $0.84

FY 2023	Earnings per Share (1)
GAAP	$2.77 - $2.88
Estimated adjustments for:
Share-based compensation expense	$0.46 - $0.48
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.22 - $0.24

Non-GAAP	$3.49 - $3.56

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, Russia-Ukraine war costs, restructurings, (gains) and losses on equity investments and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our ability to execute in an incredibly dynamic environment, the success of numerous initiatives we have taken to reduce the impact of the global supply situation, the success of our strategy and confidence in our long-term growth, the fundamental drivers across our business being strong, strong demand for our innovation and the solutions we bring to our customers as they accelerate their digital transformation resulting in record backlogs, continued progress on our business model transformation shifting to more software and subscriptions, and our commitment to returning excess capital to our shareholders and confidence in our ongoing cash flows) and the future financial performance of Cisco (including the guidance for Q1 FY 2023 and full year FY 2023) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic and related public health measures; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in Secure, Agile Networks and services; the timing of orders and manufacturing and customer lead times; significant supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events (including as a result of global climate change); any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 25, 2022 and September 9, 2021, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 30, 2022 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters.

Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Annualized Recurring Revenue represents the annualized revenue run-rate of active subscriptions, term licenses, and maintenance contracts at the end of a reporting period, net of rebates to customers and partners as well as certain other revenue adjustments. Includes both revenue recognized ratably as well as upfront on an annualized basis.

About Cisco

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